Exhibit 12.1

EXELON CORPORATION

RATIO OF EARNINGS TO FIXED CHARGES

Historical

	Years Ended December 31,					Nine Months Ended September 30,
	2003	2004	2005	2006	2007	2008	2007
Pre-tax income from continuing operations before adjustment for income or loss from equity investees and minority interest	$1,286	$2,577	$1,895	$2,796	$4,172	$3,053	$3,270

Plus: (Income) or loss from equity investees	(33)	154	134	111	106	19	89

Less: Capitalized interest	(22)	(12)	(15)	(34)	(46)	(24)	(34)
Preference security dividend requirements of consolidated subsidiaries	(7)	(4)	(8)	(7)	(6)	(5)	(5)

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, minority interest, capitalized interest and preference security dividend requirements	1,224	2,715	2,006	2,866	4,226	3,043	3,320

Fixed charges:

Interest expensed and capitalized, amortization of debt discount and premium on all indebtedness	895	841	844	914	896	662	672 (a)
Interest component of rental expense (b)	204	232	277	251	290	237	212
Distributions on mandatorily redeemable preferred securities	34	—	—	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	7	4	8	7	6	5	5

Total fixed charges	1,140	1,077	1,129	1,172	1,192	904	889

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, capitalized interest and preference security dividend requirements plus fixed charges	2,364	3,792	3,135	4,038	5,418	3,947	4,209

Ratio of earnings to fixed charges	2.1	3.5	2.8	3.4	4.5	4.4	4.7

(a)	Includes interest expense of $0 and $14 million for the nine months ended September 30, 2008 and 2007, respectively, and $13 million for the year ended December 31, 2007 related to uncertain income tax positions accounted for under Financial Accounting Standards Board Interpretation No. 48, which was adopted on January 1, 2007.

(b)	Represents one-third of rental expense relating to operating leases.

Unaudited Pro Forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges for Exelon and NRG for the year ended December 31, 2007

	Exelon		NRG (c)	Pro Forma (d)	Pro Forma Combined
Pre-tax income from continuing operations before adjustment for income or loss from equity investees and minority interest	4,172		946	(125)	4,993

Plus: Undistributed equity in (earnings) losses of unconsolidated affiliates	106		(33)	—	73

Less: Capitalized interest	(46)		(11)	—	(57)
Preference security dividend requirements of consolidated subsidiaries	(6)		—	(26)	(32)

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, minority interest, capitalized interest and preference security dividend requirements	4,226		902	(151)	4,977

Fixed charges:

Interest expensed and capitalized, amortization of debt discount and premium on all indebtedness, and amortization of debt issuance costs	896	(a)	700	108	1,704
Interest component of rental expense	290	(b)	2	—	292
Preference security dividend requirements of consolidated subsidiaries	6		—	26	32

Total fixed charges	1,192		702	134	2,028

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, capitalized interest and preference security dividend requirements plus fixed charges	5,418		1,604	(17)	7,005

Ratio of earnings to fixed charges	4.5		2.3		3.5

(a)	Includes interest expense of $13 million for the year ended December 31, 2007 related to uncertain income tax positions accounted for under Financial Accounting Standards Board Interpretation No. 48, which was adopted on January 1, 2007.

(b)	Represents one-third of rental expense relating to operating leases.

(c)	Amounts obtained from NRG’s 2007 Form 10-K exhibit 12.1.

(d)	Represents pro forma adjustments related to interest expense and preference security dividend requirements of consolidated subsidiaries. The preference security dividend requirements of consolidated subsidiaries was calculated by multiplying the ratio of Pro Forma Combined pre-tax income from continuing operations to Pro Forma Combined net income, by NRG’s 4% preferred stock dividend of $17 million. See Note 3 of the Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements for further detail.

Unaudited Pro Forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges for Exelon and NRG for the nine months ended September 30, 2008

	Exelon	NRG		Pro Forma (f)	Pro Forma Combined
Pre-tax income from continuing operations before adjustment for income or loss from equity investees and minority interest	3,053	1,324	(b)	(171)	4,206

Plus: Undistributed equity in (earnings) losses of unconsolidated affiliates	19	(24	)(c)	—	(5)

Less: Capitalized interest	(24)	(8	)(d)	—	(32)
Preference security dividend requirements of consolidated subsidiaries	(5)	—		(20)	(25)

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, minority interest, capitalized interest and preference security dividend requirements	3,043	1,292		(191)	4,144

Fixed charges:

Interest expensed and capitalized, amortization of debt discount and premium on all indebtedness, and amortization of debt issuance costs	662	513	(e)	158	1,333
Interest component of rental expense	237 (a)	2	(d)	—	239
Preference security dividend requirements of consolidated subsidiaries	5	—		20	25

Total fixed charges	904	515		178	1,597

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, capitalized interest and preference security dividend requirements plus fixed charges	3,947	1,807		(13)	5,741

Ratio of earnings to fixed charges	4.4	3.5			3.6

(a)	Represents one-third of rental expense relating to operating leases.

(b)	Amount was obtained from NRG’s statement of operations for the nine months ended September 30, 2008 included in NRG’s third quarter 2008 Form 10-Q.

(c)	For the December 31, 2007 NRG earnings to fixed charges ratio, the amount utilized for undistributed equity in (earnings) losses of unconsolidated affiliates agreed to the amount included on NRG’s December 31, 2007 cash flow statement. The amount included in this schedule was obtained from NRG’s statement of cash flows for the nine months ended September 30, 2008 included in NRG’s third quarter 2008 Form 10-Q.

(d)	For the December 31, 2007 NRG earnings to fixed charges ratio, the amounts included for capitalized interest and the interest component of rental expense are not available from publicly available information. For the purposes of determining the amounts of capitalized interest and the interest component of rental expense to include in the September 30, 2008 calculation of earnings to fixed charges ratio, Exelon has assumed that the amounts of capitalized interest and the interest component of rental expense were consistent with 2007. Based on this assumption Exelon has included $8 million and $2 million for capitalized interest and the interest component of rental expense, respectively, representing 9/12 of the amounts used for the twelve months ended December 31, 2007.

(e)	Based on the calculation of NRG’s earnings to fixed charges for the year ended December 31, 2007, interest expense included in the calculation includes amounts in addition to the total amount of interest expense shown on the face of the income statement that are not obtainable from publicly available information. The total interest expense includes $481 million that was obtained from NRG’s statement of operations for the nine months ended September 30, 2008 included in NRG’s third quarter 2008 Form 10-Q. In addition, Exelon has assumed the additional components of capitalized interest, amortization of debt discount and premium on all indebtedness, and amortization of debt issuance costs were consistent with 2007. Based on this assumption Exelon has included $32 million for these components, representing 9/12 of the amount used for the twelve months ended December 31, 2007.

(f)	Represents pro forma adjustments related to interest expense and preference security dividend requirements of consolidated subsidiaries. The preference security dividend requirements of consolidated subsidiaries is calculated by multiplying the ratio of Pro Forma Combined pre-tax income from continuing operations to Pro Forma Combined net income, by NRG’s 4% preferred stock dividend of $13 million. See Note 3 of the Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements for further detail.